Exhibit 3.53

CERTIFICATE OF CONVERSION

OF

SUNGARD CONSULTING SERVICES INC.

TO

SUNGARD CONSULTING SERVICES LLC

Pursuant to Title 8, Section 266 of the General Corporation Law of the State of Delaware and Title 6, Section 18-214 of the Limited Liability Company Act of the State of Delaware, SunGard Consulting Services Inc., a Delaware corporation (the “Corporation”), does hereby certify to the following information relating to the conversion of the Corporation into SunGard Consulting Services LLC, a Delaware limited liability company:

1.	The Corporation was incorporated with the filing of its Certificate of Incorporation with the Secretary of State of the State of Delaware on November 27, 2001.

2.	The name of the Corporation immediately prior to filing this Certificate of Conversion is SunGard Consulting Services Inc. The company was formed as a Delaware limited partnership under the name Enform Consulting LP and converted to a Delaware corporation by the filing of a Certificate of Conversion with the Delaware Secretary of State on December 18, 2003, under the name of SunGard Enform Consulting Inc.

3.	The name of the limited liability company into which the Corporation shall be converted, as set forth in its Certificate of Formation, is SunGard Consulting Services LLC.

4.	This conversion has been duly approved by the Board of Directors and sole stockholder of the Corporation in accordance with the provisions of Section 266 of the General Corporation Law of the State of Delaware.

5.	Pursuant to Title 6, Section 18-214 of the Limited Liability Company Act of the State of Delaware, this Certificate of Conversion shall be effective at 11:59 p.m. on December 31, 2007.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Conversion to be signed by an authorized person this 14th day of December, 2007.

By:	/s/ Michael J. Ruane
Michael J. Ruane, Authorized Person

CERTIFICATE OF FORMATION

OF

SUNGARD CONSULTING SERVICES LLC

This Certificate of Formation of SunGard Consulting Services LLC is being executed by the undersigned for the purpose of forming a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware (6 Del. C. § 18-101, et seq.).

FIRST: The name of the limited liability company is:

SunGard Consulting Services LLC

SECOND: The address of the registered office of the limited liability company in the State of Delaware is:

c/o The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

THIRD: The name and address of the registered agent of the limited liability company for service of process on the limited liability company in the State of Delaware is:

The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

FOURTH: This Certificate of Formation shall become effective at 11:59 p.m. on December 31, 2007.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 14th day of December, 2007.

By:	/s/ Michael J. Ruane
Michael J. Ruane, Authorized Person